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EXHIBIT 23.1

CONSENT OF MAULDIN & JENKINS, LLC

INDEPENDENT AUDITOR'S CONSENT

    We consent to the use in this Registration Statement of GB&T Bancshares, Inc. on Form S-4 of our report, dated February 2, 2001, appearing in the Joint Proxy Statement/Prospectus, which is a part of this Registration Statement.

    We also consent to the use of our Firm under the caption "Experts" in such Joint Proxy Statement/Prospectus.

/s/ MAULDIN & JENKINS, LLC

Atlanta, Georgia
April 24, 2001

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EXHIBIT 23.1 CONSENT OF MAULDIN & JENKINS, LLC INDEPENDENT AUDITOR'S CONSENT